Exhibit 99.1

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Dynegy Inc. (“DI”) and its consolidated subsidiaries (“we” or “the Company”) are included herein:

•              Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011

•              Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2011

•              Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010

•              Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The above referenced unaudited pro forma condensed consolidated financial statements reflect the deconsolidation of Dynegy Holdings, LLC (f/k/a Dynegy Holdings, Inc.) and its consolidated subsidiaries (collectively, “DH”) as a result of the filing by Dynegy Holdings, LLC and certain of its subsidiaries of petitions for relief under Chapter 11 of the United States Bankruptcy Code on November 7, 2011.  The Company recently finalized its assessment that it no longer holds a controlling financial interest in DH as a result of the DH bankruptcy filing and will deconsolidate DH effective November 7, 2011.  The Company has not completed and does not expect to be completed with determining the fair value of Dynegy Inc’s investment in DH or determining its carrying value in DH as of November 7, 2011 until early March in connection with the filing of its 2011 Annual Report on Form 10-K.

On September 1, 2011, DI completed the acquisition of CoalCo from DH.  For purposes of the pro forma condensed consolidated statements of operations included herein, we have assumed DI’s purchase of CoalCo occurred on January 1, 2010 and that the service agreements (the “Service Agreements”) between DI and DH and their respective subsidiaries were in place as of January 1, 2010.  For further discussion, please read Note 1—Organization and Basis of Presentation—DMG Acquisition and Service Agreements to the unaudited condensed consolidated financial statements included in the Company’s Form 10-Q for the period ended September 30, 2011.

The unaudited pro forma condensed consolidated financial statements have been prepared by applying pro forma adjustments to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (“2010 Form 10-K”) and the unaudited condensed consolidated financial statements included in the Form 10-Q for the period ended September 30, 2011.  The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 reflect the deconsolidation of DH, assuming the bankruptcy filing had occurred as of the beginning of the year ended December 31, 2010.  The unaudited pro forma condensed consolidated balance sheet reflects the deconsolidation of DH, assuming the bankruptcy filing had occurred on September 30, 2011.

The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are based on currently available information.  Management believes such adjustments are reasonable, factually supportable and directly attributable to the deconsolidation of DH.  Upon deconsolidation, we are required to record Dynegy Inc.’s investment in DH at its fair value.  We have not yet completed our analysis of the fair value of Dynegy Inc.’s investment in DH given the complexities inherent in the valuation; therefore, for purposes of the unaudited pro forma condensed consolidated financial statements included herein, we have valued the investment at its historical carrying value, which was approximately $1.6 billion at September 30, 2011.  The historical carrying value does not consider any changes in deferred taxes that would impact the carrying value upon deconsolidation.

Any loss resulting from a difference between the carrying value and the fair value upon deconsolidation would be recognized immediately upon deconsolidation and any gain would likely be deferred given our continuing involvement with DH and its consolidated subsidiaries.  Our assessment of fair value will consider, in part, an estimate of the value of DH’s equity in the Gas segment, as well as estimates of the fair value of DH’s consolidated debt and lease obligations.  Additionally, this analysis will consider the inherent uncertainty in value resulting from the Chapter 11 Cases.  Should the deconsolidation result in a loss, it could be material given the significance of DH to the Company’s business.  Subsequent to the deconsolidation, Dynegy Inc.’s investment in DH will be accounted for using the equity method of accounting due to the level of DI’s continuing involvement with DH and its consolidated subsidiaries.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the bankruptcy filing occurred on, or as of, the dates indicated, nor are they necessarily indicative of future operating results or financial position.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2011

(in millions)

	Dynegy Inc. Consolidated (a)	Reclassify net assets of DH (b)	Pro Forma Adjustments		Dynegy Inc. Pro Forma Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$881	$(386)	$—		$495
Restricted cash and investments	164	(128)	—		36
Accounts receivable, net of allowance for doubtful accounts	180	(174)	—		6
Accounts receivable, affiliates	—	(32)	32	(c)	—
Inventory	105	(60)	—		45
Assets from risk-management activities	2,016	(1,947)	—		69
Assets from risk-management activities, affiliates	—	—	21	(d)	21
Deferred income taxes	4	—	—		4
Broker margin account	22	(18)	—		4
Prepayments and other current assets	208	(193)	—		15
Total Current Assets	3,580	(2,938)	53		695

Property, Plant and Equipment	8,749	(3,902)	—		4,847
Accumulated depreciation	(2,571)	1,061	—		(1,510)
Property, Plant and Equipment, Net	6,178	(2,841)	—		3,337
Other Assets
Unconsolidated investments	—	1,551	—		1,551
Restricted cash and investments	633	(530)	—		103
Assets from risk-management activities	136	(131)	—		5
Assets from risk-management activities, affiliates	—	—	2	(d)	2
Notes receivable, affiliate	—	(1,250)	1,260	(e)	10
Intangible assets	104	(104)	—		—
Other long-term assets	475	(461)	—		14
Total Assets	$11,106	$(6,704)	$1,315		$5,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$166	$(151)	$—		$15
Accounts payable, affiliates	—	(1)	32	(c)	31
Accrued interest	118	(116)	—		2
Accrued liabilities and other current liabilities	95	(73)	—		22
Liabilities from risk-management activities	2,099	(2,037)	—		62
Liabilities from risk-management activities, affiliates	—	—	4	(d)	4
Notes payable and current portion of long-term debt	3,357	(3,354)	—		3
Short term debt, affiliate	200	(200)	—		—
Total Current Liabilities	6,035	(5,932)	36		139

Long-term debt	1,656	(1,072)	—		584
Long-term debt to affiliates	—	(10)	1,260	(e)	1,250
Long-Term Debt	1,656	(1,082)	1,260		1,834
Other Liabilities
Accounts payable, affiliates	—	—	755	(f)	755
Liabilities from risk-management activities	159	(153)	—		6
Liabilities from risk-management activities, affiliates	—	—	1	(d)	1
Deferred income taxes	454	(102)	—		352
Other long-term liabilities	315	(172)	—		143
Total Liabilities	8,619	(7,441)	2,052		3,230

Commitments and Contingencies Redeemable Preferred Securities
Stockholders’/Member’s Equity
Common stock	1	—	—		1
Additional paid-in capital	6,073	—	—		6,073
Affiliate receivable	—	737	(737	)(g)	—
Subscriptions receivable	(2)	—	—		(2)
Accumulated other comprehensive loss, net of tax	(50)	—	—		(50)
Accumulated deficit	(3,464)	—	—		(3,464)
Treasury stock, at cost	(71)	—	—		(71)

Total Stockholders’/Member’s Equity	2,487	737	(737)		2,487

Total Liabilities and Stockholders’/Member’s Equity	$11,106	$(6,704)	$1,315		$5,717

See the notes to unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2011

(in millions, except per share data)

	Dynegy Inc. Consolidated (a)	Remove DH (h)	Pro Forma Adjustments		Dynegy Inc. Pro Forma Consolidated
Revenues	$1,347	$(838)	$(498	)(i)	$11
Revenues, affiliate	—	—	498	(i)	498
Cost of sales	(801)	545	—		(256)
Operating and maintenance expense, exclusive of depreciation shown separately below	(323)	198	—		(125)
Depreciation and amortization expense	(274)	105	—		(169)
Impairment and other charges	(2)	2	—		—
General and administrative expenses	(97)	63	—		(34)

Operating loss	(150)	75	—		(75)
Losses from unconsolidated investments	—	—	(365	)(j)	(365)
Interest expense	(285)	273	—		(12)
Debt extinguishment costs	(21)	21	—		—
Other income and expense, net	4	7	(11	)(j)	—

Loss from continuing operations before income taxes	(452)	376	(376)		(452)
Income tax benefit	184	(142)	142	(j)	184

Net Loss	$(268)	$234	$(234)		$(268)

Loss per share
Basic loss per share	$(2.20)				$(2.20)
Diluted loss per share	$(2.20)				$(2.20)

Basic shares outstanding	122				122
Diluted shares outstanding	122				122

See the notes to unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(in millions, except per share data)

	Dynegy Inc. Consolidated (l)	Remove DH (k)	Pro Forma Adjustments		Dynegy Inc. Pro Forma Consolidated
Revenues	$2,323	$(1,488)	$(832	)(i)	$3
Revenues, affiliate	—	—	832	(i)	832
Cost of sales	(1,181)	826	—		(355)
Operating and maintenance expense, exclusive of depreciation shown separately below	(450)	275	—		(175)
Depreciation and amortization expense	(392)	136	—		(256)
Impairment and other charges	(148)	144	—		(4)
General and administrative expenses	(163)	105	—		(58)

Operating loss	(11)	(2)	—		(13)
Losses from unconsolidated investments	(62)	62	(418	)(j)	(418)
Interest expense	(363)	363	—		—
Other income and expense, net	4	(4)	—		—

Income (loss) from continuing operations before income taxes	(432)	419	(418)		(431)
Income tax benefit	197	(195)	195	(j)	197

Loss from continuing operations	$(235)	$224	$(223)		$(234)
Income from discontinued operations, net of taxes	1	(1)	—		—

Net Loss	$(234)	$223	$(223)		$(234)

Loss per share
Basic loss per share:
Loss from continuing operations	$(1.96)				$(1.95)
Income from discontinued operations	0.01				—

Basic loss per share	(1.95)				(1.95)

Diluted loss per share:
Loss from continuing operations	(1.96)				(1.95)
Income from discontinued operations	0.01				—

Diluted loss per share	$(1.95)				$(1.95)

Basic shares outstanding	120				120
Diluted shares outstanding	121				121

See the notes to unaudited pro forma condensed consolidated financial statements.

DYNEGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)       Amounts represent historical financial information from the Company’s Form 10-Q for the period ended September 30, 2011.

(b)       Reflects the reclassification of the previously consolidated assets and liabilities of DH to unconsolidated investments.  Subsequent to the deconsolidation, Dynegy Inc. will account for its investment in DH using the equity method of accounting.

(c)       Amount was reclassified as a payable for proper financial statement presentation.  Prior to the deconsolidation, these amounts were considered intercompany arrangements and eliminated in the consolidation process.  Subsequent to the deconsolidation, these amounts are shown as transactions with affiliates.

(d)       Represents a reclassification of the fair value of risk management positions that DI and its subsidiaries hold with DH.  These amounts relate to marketing activities performed by DH on behalf of DI’s coal-fired generation business in accordance with the terms of the Service Agreements.  For further discussion, please read Note 1—Organization and Basis of Presentation—Service Agreements to the unaudited condensed consolidated financial statements included in the Company’s Form 10-Q for the period ended September 30, 2011.

(e)       Amount is comprised of (i) a $1.25 billion Undertaking payable by DI to Dynegy Holdings, LLC and (ii) a $10 million note receivable held by Dynegy Midwest Generation, LLC, a DI subsidiary, from Dynegy Holdings, LLC.  Prior to the deconsolidation, these obligations were considered intercompany agreements and eliminated in the consolidation process.  Subsequent to the deconsolidation, these amounts are shown as transactions with affiliates.

(f)        Amount represents (i) $737 million for an affiliate receivable balance that has been recorded and adjusted over time and held by DH from DI and (ii) $18 million for risk management positions between DI and DH as discussed in (d) above.  Historically, the affiliate receivable has been classified within equity by DH as there are no defined payment terms, it is not evidenced by any promissory note, and there was never an intent for payment to occur.  Upon deconsolidation of DH, the amount no longer eliminates in the consolidation process and, for accounting purposes, the amount has been reclassified to reflect the amount as a payable to an affiliate.

(g)       Represents the affiliate receivable discussed in (f) above.

(h)       Represents the results of operations of DH for the period ended September 30, 2011 assuming DI’s purchase of CoalCo occurred January 1, 2010, reflective of the estimated amount of general and administrative costs that would have been charged to CoalCo had the Service Agreements been in place as of January 1, 2010.

(i)        Represents revenue earned through the marketing and trading activities performed by DH on behalf of CoalCo pursuant to the Energy Management Agreement.

(j)        Represents Dynegy Inc.’s share of equity earnings in DH and the related tax impact.  Subsequent to the deconsolidation, we will account for our 100 percent ownership interest in DH using the equity method of accounting.  For the nine months ended September 30, 2011, the equity earnings includes the elimination of interest income earned by DH on the Undertaking payable by DI to DH as discussed in (e) above.

(k)       Represents the operations of DH for the period ended December 31, 2010 assuming DI’s purchase of CoalCo occurred January 1, 2010, reflective of the estimated amount of general and administrative costs that would have been charged to CoalCo had the Service Agreements been in place as of January 1, 2010.  For further information, please read our Current Report on Form 8-K filed on September 8, 2011 containing unaudited pro forma condensed financial statements of DH reflecting its disposition of CoalCo.

(l)        Amounts represent historical financial information from the Company’s Form 10-K for the year ended December 31, 2010.